UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 10, 2004

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                        1-3122               13-5549268
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  (State or Other Jurisdiction         (Commission File        (IRS Employer
        of Incorporation)                   Number)          Identification No.)


   40 Lane Road, Fairfield, New Jersey                                  07004
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(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5. Other Events.

On April 1, 2002 (the "First Petition Date"), Covanta Energy Corporation ("Covanta") and 123 of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Since the First Petition Date, thirty-two additional subsidiaries filed their chapter 11 petitions for relief under the Bankruptcy Code. Eight subsidiaries that had filed petitions on the First Petition Date have been sold as part of the Company's disposition of assets during the bankruptcy cases and are no longer owned by the Company.

On December 2, 2003, Danielson Holding Corporation ("DHC") agreed to acquire Covanta's energy and water businesses (other than the subsidiaries relating to the Tampa Bay desalination facility) pursuant to an Investment and Purchase Agreement between Covanta and Danielson, dated December 2, 2003 (as amended, the "DHC Agreement"), in connection with Covanta's emergence from bankruptcy (the "DHC Transaction"). As previously disclosed, on March 5, 2004, the Bankruptcy Court entered an order confirming Covanta's Second Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as modified at the confirmation hearing with respect to Covanta and seventy-nine of its subsidiaries and the Second Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code, as modified at the confirmation hearing, with respect to an additional sixty subsidiaries.

On March 10, 2004, Covanta and DHC closed the DHC Transaction. Under the terms of the DHC Agreement, DHC purchased 100% of Covanta's equity for approximately $30 million in cash. In addition, new revolving credit and letter of credit facilities for Covanta's domestic and international operations were provided by certain of Covanta's current secured bank lenders and a group of additional lenders organized by DHC. DHC and Covanta also entered into a Tax Sharing Agreement pursuant to which Covanta's share of DHC's consolidated group federal tax liability for taxable years ending after the effective date will be computed taking into account a specified portion of DHC's net operating losses, and DHC will have an obligation to indemnify and hold harmless Covanta for its tax liability should such net operating losses not be available. Additional information concerning Covanta's reorganization and exit financing arrangements is available in Covanta's Current Report on Form 8-K filed with the Commission on March 8, 2004.

DHC did not acquire Covanta's geothermal assets. As previously disclosed, the geothermal assets were sold to other buyers as part of Covanta's Chapter 11 process.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of business acquired: Not applicable.

(b) Pro forma financial information: Not applicable.

(c) Exhibits:

               99.1 Joint Press Release by Covanta Energy Corporation and Danielson Holding Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 11, 2004

                                    COVANTA ENERGY CORPORATION


                                    By: /s/ Jeffrey Horowitz
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                                    Name:  Jeffrey Horowitz
                                    Title: Senior Vice President